EXHIBIT 3.1



                            CERTIFICATE OF AMENDMENT
                OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               CYLINK CORPORATION,
                            a California Corporation

                        --------------------------------



         The undersigned Harold S. Yang and Robert Fougner hereby certify that:

                  ONE:They are the duly elected and acting Vice President and Secretary, respectively, of Cylink Corporation, a California corporation (the "Corporation").

                  TWO:The Amended and Restated Articles of Incorporation of said Corporation are amended as follows: Article Third shall be amended in its entirety to read as follows:

                  "THIRD: A. Classes of Stock. This Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is forty five million (45,000,000) shares. Forty million (40,000,000) shares shall be Common Stock, $.01 par value, (the "Common Stock") and five million (5,000,000) shares shall be Preferred Stock, $.01 par value (the "Preferred Stock").

                                    B. Preferred Stock. The undesignated  shares
                  of Preferred Stock shall be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation, to fix or alter the individual rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference of any wholly unissued shares of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had

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                  prior to the adoption of the resolution  originally fixing the number of shares of such series."



         Article Sixth shall be added to read as follows:


                  "SIXTH: A. Date Effective. This Article shall become effective only when the Corporation shall become a "listed corporation" within the meaning of Section 301.5(d) of the California Corporations Code.

                           B. No Cumulative Voting. The election of directors by
                  the shareholders shall not be by cumulative voting. At each election of directors by the shareholders, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder."

         Article Seventh shall be added to read as follows:


                  "SEVENTH: A. Date Effective. This Article shall become effective only when the Corporation shall become a "listed corporation" within the meaning of Section 301.5(d) of the California Corporations Code.

                                    B.  Classified  Board of  Directors.  For so
                  long as the board of directors consists of at least nine directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The initial classes shall be elected as follows:
                  Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting of shareholders shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of


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                  Directors  that  results  from an  increase  in the  number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor."

                  THREE: The foregoing amendments of Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

                  FOUR: The foregoing amendments of Amended and Restated Articles of Incorporation were duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 19,029,490 shares of Common Stock. The number of shares voting in favor of the foregoing amendments equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.


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         IN WITNESS  WHEREOF,  the undersigned have executed this Certificate of
Amendment of Amended and Restated Articles of Incorporation this 9th day of February, 1996.

                                              /s/ Harold S. Yang
                                              ----------------------------------
                                              Harold S. Yang,
                                              Vice President


                                              /s/ Robert B. Fougner
                                              ----------------------------------
                                              Robert B. Fougner,
                                              Secretary




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         The  undersigned  certify  under penalty of perjury that they have read the foregoing Certificate of Amendment of Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

         Executed at Sunnyvale, California, on February 9, 1996.




                                             /s/ Harold S. Yang
                                             ----------------------------------
                                             Harold S. Yang,
                                             Vice President


                                             /s/ Robert B. Fougner
                                             ----------------------------------
                                             Robert B. Fougner,
                                             Secretary